                                               PINNACLE SYSTEMS, INC. AND SUBSIDIARIES
                               Exhibit 11.1 - Statement of Computation of Net Income (Loss) Per Share
                                                (In thousands, except per share data)


                                                                                   Three                               Six
                                                                                 Months Ended                     Months Ended
                                                                                  December 31,                    December 31,
                                                                            -----------------------        ------------------------
                                                                               1997          1996            1997            1996
                                                                            --------       --------        --------        --------
Weighted average shares of common stock outstanding                            8,464          7,505           7,942           7,489

Weighted average common stock equivalent shares                                  859           --              --              --
                                                                            --------       --------        --------        --------
Shares used to compute diluted net income (loss) per share                     9,323          7,505           7,942           7,489
                                                                            ========       ========        ========        ========
Net income (loss) used in per share calculation                             $  2,453       $ (9,344)       $(13,894)       $ (8,733)
                                                                            ========       ========        ========        ========
Net income (loss) per share - basic                                         $   0.29       $  (1.25)       $  (1.75)       $  (1.17)
                                                                            ========       ========        ========        ========
Net income (loss) per share - diluted                                       $   0.26       $  (1.25)       $  (1.75)       $  (1.17)
                                                                            ========       ========        ========        ========
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